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                                                                       EXHIBIT 3


                      Advisory Contract 3 (selected terms)

THIS AGREEMENT is made the 14th day of November 1994 BETWEEN 1. CO-OPERATIVE PENSION FUNDS UNIT TRUST MANAGERS LIMITED ("CPFUTM") of Registered office 80 Cornhill, London, EC3V 3QP, 2. CIM FUND MANAGERS LIMITED ("CIM") of Registered Office 80 Cornhill, London, EC3 3NJ, and 3. THE CO-OPERATIVE BANK p.l.c. ("the Bank") of Registered Office P.O. Box 101, 1 Balloon Street, Manchester, M60 4EP and is referred to in the Schedules hereto as "this Agreement".

1. CPFUTM hereby appoints the Bank as its general manager, such appointment to be deemed to have taken effect on 9th January, 1982.

2. CPFUTM and the Bank hereby confirm the appointment of CIM as administrative manager of CPFUTM with effect from 27th April, 1989 such appointment to be in accordance with the provisions of the First Schedule hereto.

3. CPFUTM and the Bank hereby confirm the appointment of CIM as investment manager of CPFUTM:

        (i) in respect of the Equity and Fixed Interest Unit Trusts of CPFUTM with effect from 27th April 1989;

       (ii) in respect of the International Unit Trust of CPFUTM with effect from 12 January 1990; and

      (iii) in respect of the Equity Diversification Unit Trust of CPFUTM with effect from 30th December 1991.

                                 ***************

                                 FIRST SCHEDULE
                                 --------------

(1) CIM will carry out or procure the carrying out of the following administrative functions in respect of the Unit Trusts mentioned in clauses 3 and 4 of this Agreement (in this Schedule called "the Unit Trusts") with effect from each of the respective dates also mentioned in those clauses:-

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                               Page 25 of 28 Pages

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                                 SECOND SCHEDULE

(1)   Period of Appointment
      ---------------------

      CIM will manage the investments of the Unit Trusts mentioned in clause 3 of this Agreement (in this Schedule called "the Unit Trusts") with effect from each of the respective dates mentioned in that clause until either CIM or CPFUTM gives one year's written notice to the other terminating such management in respect of the investments of any one or more of the Unit Trusts expiring at any time.

(2)   Function
      --------

      CIM will manage the investments and cash of each of the Unit Trusts (in this Schedule called "the Funds") with the object in each case of obtaining maximum total return within the context of a general investment policy established with CPFUTM at regular meetings. Between meetings CIM shall have full day-to-day discretion to manage each of the Funds and to make variations from the said policy to take account of significant changes in investment criteria subject to prior agreement with CPFUTM or the Bank on matters specifically instructed in writing by CPFUTM or the Bank.

                                 ***************

(4)   Fee
      ---

      Except where otherwise specifically agreed, CPFUTM will pay CIM for its investment services in respect of each of the Unit Trusts a fee payable monthly in arrears on annual scales of (i) Equity (0.18) per cent; (ii) Fixed Interest (0.15) per cent; and (iii) International (0.6) per cent, calculated on the basis of the value of the Funds as shown by the valuations at the end of each monthly period provided that in the case of the Equity Unit Trust if the value exceeds one hundred million pounds the fee on the excess over one hundred million pounds shall be (0.075) per cent. There shall be excluded from these calculations the value of any holdings in any company or trust from which CIM or any parent subsidiary or associate of CIM receives an investment management fee.

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                               Page 26 of 28 Pages

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(7)   Voting
      ------

      CIM will not, without instructions from CPFUTM, exercise any voting rights attaching to the securities of the Funds.


                               Page 27 of 28 Pages